UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 12, 2009

Synovics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22011	86-0760991
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

5360 Northwest 35th Avenue, Ft. Lauderdale, FL		33309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (954) 486-4590

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01       Changes in Registrant’s Certifying Accountant

     Effective January 1, 2009, Miller, Ellin & Company, LLP (“Miller Ellin”), the Registrant’s independent accountant, and the principal accountant engaged to audit the Registrant’s financial statements, consummated a merger (the “Merger”) of its practice into the practice of Rosen Seymour Shapss Martin & Company LLP (“Rosen Seymour”), with Rosen Seymour succeeding to the business and operations of Miller Ellin, subject to certain conditions and exceptions, as agreed upon by the parties under the terms of the Merger. Although, the Merger took effect on January 1, 2009, with respect specifically to the Registrant, Miller Ellin agreed with Rosen Seymour that Miller Ellin would continue to be the Registrant’s independent auditor up to and through February 5, 2009, the date upon which the Registrant filed its Annual Report on Form 10-K for the year ended October 31, 2008 (the “Annual Report”). Accordingly, immediately following the filing of the Annual Report, Miller Ellin effectively resigned as the Registrant’s independent accountants, and Rosen Seymour, pursuant to the terms of its agreement with Miller Ellin, became the Registrant’s new independent accountants and principal accountant to audit its financial statements, as the successor in interest of Miller Ellin. The foregoing change in auditor was ratified by the Registrant’s board of directors.

     The audit report of Miller Ellin on the Registrant’s financial statements for the fiscal years ended October 31, 2007 and October 31, 2008 expressed an unqualified opinion and included an explanatory paragraph relating to the Registrant’s ability to continue as a going concern due to the Company’s negative working capital, significant losses and negative cash flows. Such audit reports did not contain any other adverse opinion or disclaimer of opinion or qualification. During the Registrant’s two most recent fiscal years and the period from the end of the most recently completed fiscal year through February 5, 2009, there were no disagreements with Miller Ellin on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Miller Ellin, would have caused such entity to make reference to such disagreements in its reports. During the Registrant’s two most recent fiscal years and through February 5, 2009, no “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K) occurred that would be required by Item 304(a)(1)(v) to be disclosed in this report.

     During the Registrant’s two most recent fiscal years and the period from the end of the most recently completed fiscal year through February 5, 2009, neither the Registrant nor anyone on its behalf consulted Rosen Seymour regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements, and either a written report was provided to the Registrant or oral advice was provided that Rosen Seymour concludes was an important factor considered by the Registrant in reaching a decision as to an accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” ”(as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to such item) or “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K).

     The Registrant has requested Miller Ellin and Rosen Seymour to review the disclosures contained in this report and have asked each of them to furnish the Registrant with a currently dated letter addressed to the SEC containing any new information, clarification of the expression of the Registrant’s views or the respects in which it does not agree with the statements made by it in response to Item 304(a) of Regulation S-K. A copy of each such letter is filed as an exhibit to this report.

Item 9.01.      Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

	16.1	Letter dated April 27, 2009, from Miller Ellin & Company, LLP to the Securities and Exchange Commission

	16.2	Letter dated April 27, 2009, from Rosen Seymour Shapss Martin & Company LLP to the Securities and Exchange Commission

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: April 27, 2009

SYNOVICS PHARMACEUTICALS, INC.

By:	/s/ Mahendra Desai
Name:	Mahendra Desai
Title:	Chief Financial Officer